UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2016

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

100 Campus Drive, Florham Park, NJ	07932
(Address of principal executive offices)	(Zip Code)

(973) 822-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 19, 2016, the Board of Directors (the Board) of Zoetis Inc. (the Company) approved amendments to the Company’s By-laws (the By-Laws) to implement new “proxy access” provisions that would apply to annual meetings of shareholders after the Company's 2016 Annual Meeting. As amended, the By-laws will permit eligible shareholders, including qualifying groups of up to 20 shareholders, that have continuously owned at least 3% of the Company’s outstanding common stock for at least three years to nominate director nominees constituting up to the greater of two directors or 20% of the number of directors serving on the Board, and have such nominees included in the Company’s proxy materials, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the amended By-laws and subject to the terms and conditions therein.
The By-laws were also amended to make various technical and administrative changes relating to the implementation of proxy access, including to clarify the application of plurality voting to contested elections with respect to proxy access nominations and otherwise. Additionally, the By-laws were amended to remove residual references to “Pfizer Inc.”, which the Board determined are no longer applicable.
The foregoing description of the Company’s By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.
On February 19, 2016, the Company declared a dividend of $0.095 per share for the second quarter of 2016. The dividend will be paid on June 1, 2016, to all holders of record of the Company's common stock as of the close of business on April 7, 2016.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

3.1     Zoetis Inc. By-laws, as amended on February 19, 2016.
99.1     Press Release issued on February 19, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

By:	/s/ Heidi C. Chen
Name:	Heidi C. Chen
Title:	Executive Vice President,
General Counsel and Corporate Secretary
Dated: February 19, 2016

INDEX OF EXHIBITS

Exhibit
Number	Description

3.1	Zoetis Inc. By-laws, as amended on February 19, 2016.
99.1	Press Release issued on February 19, 2016.